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                                EXHIBIT 11(B)

                           CONSENT OF LEGAL COUNSEL





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                            CONSENT OF LEGAL COUNSEL


     With regard to this Post-Effective Amendment to the Registration Statement on Form N-1A of Principal Preservation Portfolios, Inc. (1933 Act Reg. No. 33-12; 1940 File No. 811-4401) being filed with the Securities and Exchange Commission, we hereby consent to the reference to our firm under the caption "Counsel and Independent Public Accountants" in the Statement of Additional Information of said Registration Statement and the incorporation by reference of our legal opinion as Exhibit 10 to such Registration Statement.



                                                                 QUARLES & BRADY

Milwaukee, Wisconsin
May 28, 1998